UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 8, 2004

                             CHEETAH OIL & GAS LTD.
             ______________________________________________________
                   (Formerly Bio-American Capital Corporation)
             (Exact name of registrant as specified in its charter)

                                     Nevada
                            ________________________
                            (State of Incorporation)

                                    000-26907
                            ________________________
                            (Commission File Number)

                                   93-1118938
                     _______________________________________
                     (I.R.S. Employer Identification Number)

                           498 Ellis Street, 2nd Floor
                   Penticton, British Columbia V2A 4M2 Canada
          ____________________________________________________________
          (Address of principal executive offices, including zip code)

                                  (250)497-6072
              ____________________________________________________
              (Registrant's telephone Number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 3, 4, 5, 6, 8, 9, 10, 11 and 12 are not applicable and are omitted from this report.


Item 2.  Acquisition or Disposition of Assets

On June 24, 2004, Cheetah Oil & Gas Ltd.'s (the "Company") wholly owned subsidiary Cheetah Oil & Gas Ltd. (B.C.) entered into an acquisition agreement with the controlling shareholders of Scotia Petroleum Inc. ("Scotia") to acquire 31,018,829 Scotia common shares or an 84% controlling interest (of a total of 37,018,829 Scotia shares issued and outstanding). As consideration, Cheetah Oil & Gas Ltd. has paid the sum of $400,000 Canadian dollars to the selling Scotia shareholders. Cheetah Oil & Gas Ltd. (B.C.) has also acquired an option to purchase an additional 14%, or 5,000,000 shares, of the issued shares of Scotia for a period of two years for $1,000,000.

Scotia has become a majority controlled subsidiary of the Company. The principal assets of Scotia are two Petroleum Prospecting Licenses (PPL) - PPL #245 and PPL #246 - issued by the Minister of Petroleum Energy for Papua New Guinea. The licenses require Scotia to engage in exploratory and developmental activities by certain dates, including obtaining seismic data, drilling an exploratory well, drilling an appraisal well and conducting related activities. Scotia will be required to expend certain minimum amounts in respect of the licenses. The initial term of the licenses is six years.


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PPL-245  covers a total of  2,501,750  acres and is located  along the  Northern coast of Papua New Guinea, adjacent to Cheetah's existing PPL-249. It straddles both the East and West Sepik sub-basins. Preliminary evaluation indicates both oil and gas seeps in parts of PPL-245; and potential for Miocene carbonate and Pliocene basin floor fans plays. No source rocks have been intersected in the Sepik Basin wells, however the occurrence of seeps and shows confirm a potential Tertiary source bed. Theorized reef prospects similar to those in the Salawati Basin will be explored and targeted. PPL-245 was originally issued on October 15, 2003 and will remain valid until October 15, 2009 subject to minimum work expenditures and accomplishments being made. Maximum forecast expenditures to retain this license in good standing for the 6 year period will be $ 18,900,000.

PPL-246 covers 540,378 acres located in the south-central region of Papua New Guinea, located south of Cheetah's existing PPL-250. The property is within the Papuan Basin. The western part of PPL-246 is rated to be prospective with potential for similar proven Mesozoic petroleum systems as in the current oil fields of Kutubu, Gobe, and Moran; as well as the Barikewa and Iehi gas discoveries. Potential reservoir rocks include Late Jurassic to Early Cretaceous deltaic to shallow marine sandstones. There is potential for gas accumulations in the western part of PPL-246 with additional potential for hydrocarbon accumulation in the foot-wall traps. PPL-246 was originally issued on October 15, 2003 and will remain valid until October 15, 2009 subject to minimum work expenditures and accomplishments being made. Maximum forecast expenditures to retain this license in good standing for the 6 year period will be $19,900,000.

To maintain these assets, the Company or Scotia will have to raise significant capital. Neither the Company nor Scotia has any arrangements for the required capital at this time. The failure to raise the required capital at the times specified in the licenses and the inability to modify the agreements or extend the time periods could result in termination of the licenses and the loss of any benefit to the Company or Scotia.


Item 7.  Financial Statements and Exhibits

Financial statements for Scotia Petroleum Inc. will be filed by amendment to this Form 8K within 60 days of the date of this Form 8K.

Exhibit Number         Description

2.1                    Sample  form  of  agreement  for  acquisition  of  Scotia
                       Petroleum Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CHEETAH OIL & GAS LTD.
                                    (formerly Bio-American Capital Corporation)


                                    Per:   /s/Ted Kozub
                                           --------------------
                                           Ted Kozub, President



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